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                                                                     EXHIBIT 5.1



                   [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]




December 12, 1997

American Indemnity Financial Corporation
One American Indemnity Plaza
Galveston, Texas 77550


Gentlemen:

             We have acted as counsel for American Indemnity Financial Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 25,000 shares of the Company's common stock, $3.33 1/3 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Company's 1997 Non-Employee Director Stock Option Plan (the "NED Plan"). The Company is filing a Registration Statement on Form S-8 (the "Registration Statement") relating thereto with the Securities and Exchange Commission.

             In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

             1. The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware.

             2. The 25,000 shares of Common Stock proposed to be sold by the Company pursuant to the NED Plan have been duly and validly authorized for issuance and, when issued in





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American Indemnity Financial Corporation
December 12, 1997
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                     accordance with the terms of the NED Plan, and subject to
                     compliance with any applicable Blue Sky laws, will be duly and validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,


                                                 /s/ FULBRIGHT & JAWORSKI L.L.P.

                                                 Fulbright & Jaworski L.L.P.